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                                                                   EXHIBIT 10.28

                           FOURTH AMENDMENT TO LEASE
                           -------------------------

     This FOURTH AMENDMENT to Lease is executed as of July 17, 1998 and amends that certain Lease between AutoImmune Inc. ("Tenant") and Ledgemont Realty Trust u/d/t dated December 12, 1984 ("Landlord"), which Lease is dated December 3, 1992 (the "Original Lease") with respect to certain premises located on the 400 and 500 levels of Building B of One Ledgemont Center, Lexington, Massachusetts (the "Original Premises"), as amended by the First Amendment to Lease dated as of October 31, 1993 (the "First Amendment"), which added 8,508 square feet of additional space on the 600 level of Building B to the Original Premises (the "Building B Expansion Premises") and 2,694 square feet of additional space on the 500 level of Building C to the Original Premises (the "Building C Expansion Premises"), as amended by the Second Amendment to Lease dated as of February 1, 1996 (the "Second Amendment"), which added 8,088 square feet of additional space on the 400 level of the Building B-Annex (the "Building B-Annex Expansion Premises") and as amended by the Third Amendment to Lease dated as of October 23, 1996 (the "Third Amendment"), which added 8,800 square feet of additional space in the building known as the Richards House (the "Richards House Expansion Premises"). The Original Lease as amended by the First Amendment, the Second Amendment and the Third Amendment is referred to herein as the "Lease".

                                  BACKGROUND
                                  ----------

     A. Tenant is currently the occupant of the Original Premises, the Building B Expansion Premises, the Building C Expansion Premises and the Building B-Annex Expansion Premises pursuant to the Lease. Tenant's rights to the Richards House Expansion Premises were terminated by Tenant pursuant to the terms of the Third Amendment.

     B. Tenant desires to reduce the Premises to 11,682 square feet of space on the terms set forth below.

     C. Landlord and Tenant are entering into this Fourth Amendment to Lease to set forth their respective understandings with respect to the reduction of the Premises.

                                  AGREEMENTS

     In consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

     1. The Premises leased by Tenant under the Lease shall be reduced as of October 1, 1998 to contain only the Building B-Annex Expansion Premises consisting of 8,088 square feet in Building B - Annex, the Building C Expansion Premises consisting of 2,694 square feet in Building C and a portion of the Original Premises consisting of 900 square feet in Building B, all as shown on Exhibit A attached hereto. The foregoing space shall be
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referred to herein as the "Residual Premises". From and after October 1, 1998, references in the Lease to the "Premises" shall be deemed to refer to the "Residual Premises".

     2. Tenant shall yield up the Original Premises other than the 900 square feet thereof included in the Residual Premises and the Building B Expansion Premises on October 1, 1998 in the condition required under the Lease. Tenant shall leave the equipment described in Exhibit B hereto in the Premises when Tenants yield up the Premises to Landlord.

     3. From and after October 1, 1998 through December 2, 1999, Tenant shall pay Annual Fixed Rent on the Residual Premises at the rate of $175,230 in monthly installments of $14,602.50.

     4. From and after October 1, 1998, Tenant's Percentage Share equal 8.889% for Operating Expenses and 6.4064% for Real Estate Taxes.

     5. In addition to the five (5) year and three (3) year Extension Terms provided for in Section 12 of the First Amendment, Tenant shall have the option to extend the Lease for one one (1) year Extension Term by unconditional notice given at least 4 months prior to the end of the existing term, time being of the essence to such exercise so long as at the time of such notice and at the beginning of the Extension Term Tenant is not in default beyond the expiration of all applicable notice and grace periods. The period for exercising Tenant's five year, three-year or one-year option shall also be 4 months prior to the end of the existing term. All references to the Term in the Lease shall mean the Initial Term as it may be extended by an Extension Term. Tenant's notice extending the term of the Lease, if any, shall set forth Tenant's choice of the five-year, the three-year or the one-year Extension Term (Tenant only having the option of electing any one of such Extension Terms). If Tenant elects the one-year Extension Term, Annual Fixed Rent for the Premises during the one-year Extension Term shall be $20 per rentable square foot.

     6. Tenant acknowledges that Tenant shall have no further rights of first offer or expansion rights under the Lease and that Tenant shall have no further extension right under the Lease except for the option to extend the Term for one Extension Term of either one, three or five years on the terms set forth herein and in the First Amendment.

     7. From and after October 1, 1998, Tenant shall be entitled to use 30 unreserved parking spaces in the same manner and degree as provided in the Original Lease.

     8. Capitalized terms used in this Fourth Amendment to Lease, but not defined herein, shall have the meanings ascribed to them in the Lease.

     9.   Except as amended hereby, the Lease is ratified and confirmed.

                                      -2-
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     Executed as a sealed Massachusetts instrument as of the day first written above.


                                    LEDGEMONT REALTY TRUST


                                    By: /s/ Robert L. Beal
                                        ----------------------------------
                                        Trustee and not individually



                                    AUTOIMMUNE INC.


                                    By: /s/ Robert C. Bishop
                                        ----------------------------------
                                        Name: Robert C. Bishop
                                        Title: CEO

                                      -3-
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                         Exhibit A - Residual Premises



            [Map Depicting the Building B-Annex Residual Premises]



               [Map Depicting the Building C Residual Premises]



              [Map Depicting the Residual Premises of Building B]
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                                   EXHIBIT B

LIST OF EQUIPMENT REMAINING AT 128 SPRING STREET - BUILDING B

Glass washer - Betterbuilt Model 3000
Amsco double door autoclave
Reimers Electra steam generator
Hubbell hot water booster
Nortec humidifiers NHB series (quantity 4)
6' Fume hoods Kewaunee Model SH-1006-MN (quantity 3)
6' Isotope fume hood Kewaunee Model SH-1076-MS
4' Fume hoods Kewaunee (quantity 2)
8' Fume hood
Walk in cold room
Walk in cold room and freezer
A/C units in tissue culture lab